SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            September 14, 1998
                                               -------------------------------

                             PrimeSource Corporation
------------------------------------------------------------------------------
             (Exact name of registrant as specified in charter)

  Pennsylvania                       0000-21750              23-1430030
------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission             (I.R.S. Employer
 of Incorporation)                 File Number)            Identification No.)

  4350 Haddonfield Road, Suite 222, Pennsauken, New Jersey         08109
------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:       (609) 488-4888
                                                   ---------------------------

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

This report amends the current report on Form 8-K dated September 28, 1998 of PrimeSource Corporation (the "Registrant"). This report contains the financial statements and pro forma financial information required to be provided under
Item 7 of the Form 8-K. Other than this addition, there has been no change in the information set forth in the Form 8-K.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

a. On September 14, 1998 (the "Closing Date"), the Registrant acquired the business including certain assets, and assumed certain liabilities, of the Graphic Arts Supply Group ("GASG") of Bell Industries Inc.("Bell"), pursuant to an asset purchase agreement ("Agreement") dated August 28, 1998. The Registrant acquired inventory, receivables, depreciable assets, customer lists, and certain other tangible and intangible assets, and assumed certain accounts payable and other accrued liabilities for a net purchase price of approximately $43.5 million, subject to a post-closing dollar-for-dollar adjustment to the extent the tangible net worth of the net assets acquired is greater or less than $31 million on the Closing Date. In addition, Bell has guaranteed $1.7 million of receivables and $2.7 million of inventory specifically identified by the Registrant. To the extent the Registrant has not realized the cost of these assets at the end of a six-month period from the Closing Date, Bell will purchase the assets and/or reimburse the Registrant for the unrealized value.

     The consideration for the sale was arrived at as a result of arms-length negotiations between the Registrant and Bell. On the Closing Date, $22,247,000 was paid with the balance payable over ninety days. Funding for the acquisition is provided from the Registrant's revolving credit agreement with PNC Bank (agent bank), First Union National Bank and Mellon Bank, a $10 million uncommitted credit line with PNC Bank and funds from operations.

b. The acquired assets were used primarily in the supply and distribution of photographic and graphic arts supplies and equipment. Registrant intends to continue to use the assets for the same purpose.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Item 7(a)  Financial Statements of Business Acquired

                Bell Industries, Inc. -
                Graphics Imaging Group

            Report and Financial Statements

                   December 31, 1997

                       Report of Independent Accountants

To the Board of Directors and Shareholders of PrimeSource Corporation

In our opinion, the accompanying balance sheet and the related statements of income and changes in parent company investment and of cash flows present fairly, in all material respects, the financial position of Bell Industries, Inc. - Graphics Imaging Group (the "Company") at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management, our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/C/ PricewaterhouseCoopers LLP

Los Angeles, California
November 16, 1998

Bell Industries Inc. -
Graphics Imaging Group

Balance Sheet
(Dollars in thousands)



                                                           June 30, December 31,
                                                              1998         1997
                                                        (Unaudited)
--------------------------------------------------------------------------------
Assets

Current assets:
    Cash ...............................................   $    212    $     18
    Accounts receivable, less allowance for doubtful
        accounts of $461 and $854 ......................     21,853      24,227
    Inventories ........................................     19,345      22,344
    Deferred income taxes ..............................        251         406
    Prepaid expenses and other .........................        100         101
--------------------------------------------------------------------------------
             Total current assets ......................     41,761      47,096
--------------------------------------------------------------------------------
Properties, at cost
    Leasehold improvements .............................        379         332
    Machinery, equipment and other .....................      3,206       3,220
--------------------------------------------------------------------------------
                                                              3,585       3,552
    Less accumulated depreciation ......................     (2,483)     (2,271)
--------------------------------------------------------------------------------
             Total properties ..........................      1,102       1,281
--------------------------------------------------------------------------------
Goodwill, less accumulated amortization of $286 and $221      2,960       3,025
Other assets ...........................................        154          63
--------------------------------------------------------------------------------

Total assets ...........................................   $ 45,977    $ 51,465
================================================================================

Liabilities and Parent Company Investment

Current liabilities:
    Accounts payable ...................................   $ 10,455    $ 10,853
    Accrued payroll and benefits .......................        985         955
    Other accrued liabilities ..........................        890         908
--------------------------------------------------------------------------------
             Total current liabilities .................     12,330      12,716


Parent company investment ..............................     33,647      38,749

Commitments and contingencies
--------------------------------------------------------------------------------
Total liabilities and parent company investment ........   $ 45,977    $ 51,465
================================================================================

See accompanying notes to financial statements.

Bell Industries, Inc. -
Graphics Imaging Group

Statement of Income and Changes in Parent Company Investment
(Dollars in thousands)


                                               Six Months    Year Ended
                                            Ended June 30,  December 31,
                                                     1998          1997
                                               (Unaudited)
-----------------------------------------------------------------------
Net sales ....................................   $ 71,474      $156,288
------------------------------------------------------------------------
Costs and expenses
   Cost of products sold .....................     59,962       131,724
   Selling and administrative ................      7,305        17,334
   Depreciation and amortization .............        380           834
   Allocated expenses ........................      1,516         2,721
------------------------------------------------------------------------
Income before income taxes ...................      2,311         3,675

Income tax provision .........................        971         1,564
------------------------------------------------------------------------
Net income ...................................      1,340         2,111

Remittances (to) from parent .................     (6,442)        4,545

Parent company investment, beginning of period     38,749        32,093
------------------------------------------------------------------------
Parent company investment, end of period .....   $ 33,647      $ 38,749
========================================================================

See accompanying notes to financial statements.

Bell Industries, Inc. -
Graphics Imaging Group

Statement of Cash Flows
(Dollars in thousands)


                                                   Six Months    Year Ended
                                                Ended June 30,  December 31,
                                                         1998          1997
                                                   (Unaudited)
----------------------------------------------------------------------------
Cash flows from operating activities:
    Net income ....................................   $ 1,340       $ 2,111
    Adjustments to reconcile net income to net
     cash provided by operating activities -
        Depreciation and amortization .............       380           834
        Provision for losses on accounts receivable       230           518
        Deferred income taxes .....................       155           (94)

Changes in assets and liabilities -
        Accounts receivable .......................     2,144        (1,890)
        Inventories ...............................     2,999        (3,994)
        Accounts payable ..........................      (398)       (2,573)
        Accrued payroll and benefits ..............        30           105
        Other .....................................      (108)          233
----------------------------------------------------------------------------
Net cash provided by (used in) operating activities     6,772        (4,750)
----------------------------------------------------------------------------
Cash flows from investing activities:
    Purchases of properties, net ..................      (136)         (138)
----------------------------------------------------------------------------
Cash flows from financing activities:
    Remittances (to) from parent ..................    (6,442)        4,545
----------------------------------------------------------------------------
    Net increase (decrease) in cash ...............       194          (343)
    Cash at beginning of period ...................        18           361
----------------------------------------------------------------------------
    Cash at end of period .........................   $   212       $    18
============================================================================

See accompanying notes to financial statements.

Bell Industries, Inc. -
Graphics Imaging Group
Notes to Financial Statements
--------------------------------------------------------------------------------

NOTE 1: Description of Business

Bell Industries, Inc. - Graphics Imaging Group ("Graphics" or the "Company") distributes graphics and electronic imaging supplies and equipment throughout the upper Midwest and Western United States to the advertising and printing industries. The Company is based in Los Angeles, California and markets products through thirteen sales locations. Major product lines distributed by the Company include film, plates, chemicals and other printing supplies from Agfa, DuPont, Eastman Kodak, Imation, Konica, and Western Litho as well as prepress and related electronic imaging equipment from Agfa, Apple, Howtek, Intergraph, and Screen.

Prior to the sale of the Company to PrimeSource Corporation ("PSC") on September 14, 1998 (see Note 7), Graphics was an operating segment of Bell Industries, Inc. ("Bell"). The financial statements of the Company are comprised of account balances which have been carved out of Bell. They include the Company's historical financial position, results of operations and cash flows previously included in Bell's financial statements.


NOTE 2: Summary of Significant Accounting Policies

Basis of presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles ("GAAP") and include accounts related to Graphics which have been carved out of Bell. Significant intercompany accounts and transactions have been eliminated.

Allocations
Bell incurs certain administrative costs, which are charged to Graphics, including direct costs and certain allocated costs. Such expenses include accounting services, corporate wages, computerized information systems services and support, data processing, insurance, and legal services. All allocations are based on assumptions that Bell management believes are reasonable under the circumstances. However, these allocations are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate entity or indicative of future results of the business.

Parent company investment includes Graphics' accumulated earnings and Bell's net investment in Graphics. For financial statement presentation purposes, interest has been allocated to the Company on a basis consistent with and relative to Bell's overall capital structure, after giving effect to debt incurred by Bell that specifically relates to other operating segments, at Bell's average borrowing rate of approximately 7%. Interest expense of $343,000 and $749,000 for the six months ended June 30, 1998 and for the year ended December 31, 1997 is included in allocated expenses. No actual interest was paid to Bell by the Company during the periods presented.

Cash
Bell provides centralized treasury functions and financing for Graphics. Under Bell's cash management program, zero balance accounts are utilized. As such, the Company maintains minimal cash balances.

Bank overdraft balances have been reclassified to accounts payable in the accompanying balance sheet.

Bell Industries, Inc. -
Graphics Imaging Group
Notes to Financial Statements
--------------------------------------------------------------------------------
Revenue recognition and receivables
Sales are recognized and trade receivables are recorded when products are shipped. Concentrations of credit risk with respect to trade receivables are limited due to the large number and general dispersion of trade accounts, which constitute the Company's customer base. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

Inventories
Inventories are stated at the lower of cost (determined using weighted average method) or market (net realizable value).

Properties, depreciation and amortization
All properties are depreciated using the straight-line method based on estimated useful lives, which range from 2 to 10 years for equipment. Leasehold improvements are amortized over the shorter of their estimated useful life or the term of the lease. Depreciation and amortization of properties charged to operations amounted to $315,000 and $704,000 for the six months ended June 30, 1998 and for the year ended December 31, 1997, respectively.

Goodwill
Cost in excess of the fair value of net assets of purchased businesses (goodwill) is amortized using the straight-line method over 25 years. Periodic evaluations of the recorded value of operating assets, including goodwill, are performed. Impairment is recognized when the estimated future undiscounted cash flows from the use of the assets are less than the recorded value.

Income taxes
The taxable income of Graphics was included in the tax returns of Bell. As such, separate income tax returns were not prepared or filed for Graphics. The provision for income taxes in the accompanying statement of operations has been determined based on pre-tax financial accounting income of the Company. Deferred tax balances are recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts. The balance sheet does not reflect income taxes payable as such amounts are paid by Bell.

Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Bell Industries, Inc. -
Graphics Imaging Group
Notes to Financial Statements
--------------------------------------------------------------------------------

Interim financial data

The interim financial data as of and for the six months ended June 30, 1998 are unaudited. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the interim period have been included.


NOTE 3: Income Taxes

The income tax provision (benefit) charged to operations was as follows (in thousands):

                          Six months ended        Year ended
                             June 30, 1998 December 31, 1997
                               (unaudited)
-------------------------------------------------------------
Current
   Federal ...............         $  614            $ 1,296
   State .................            202                362
Deferred
   Federal ...............            139                (84)
   State .................             16                (10)
-------------------------------------------------------------
                                     $971            $ 1,564
-------------------------------------------------------------

   A reconciliation of the federal statutory tax rate to the effective tax rate follows:

                                      Six months ended         Year ended
                                         June 30, 1998  December 31, 1997
                                           (unaudited)
-------------------------------------------------------------------------
   Federal statutory rate ............           34.0%              34.0%
   State taxes, net of federal benefit            6.0                6.0
   Non-deductible entertainment ......            1.3                1.6
   Other .............................            0.7                1.0
-------------------------------------------------------------------------
   Effective tax rate ................           42.0%              42.6%
==========================================================================

The provision (credit) for deferred income taxes is summarized as follows (in thousands):

                              Six months ended         Year ended
                                 June 30, 1998  December 31, 1997
                                    (unaudited)
-----------------------------------------------------------------
   Receivables allowance .....           $ 145              $(79)
   Inventory capitalization...              10               (15)
-----------------------------------------------------------------
                                         $ 155              $(94)
=================================================================

Bell Industries, Inc. -
Graphics Imaging Group
Notes to Financial Statements
--------------------------------------------------------------------------------

Deferred tax balances were composed of the following (in thousands):

                                 June 30, 1998  December 31, 1997
                                    (unaudited)
------------------------------------------------------------------
Deferred tax assets:
   Receivables allowance .....            $175               $321
   Inventory capitalization...              76                 85
------------------------------------------------------------------
                                          $251               $406
==================================================================

NOTE 4: Employee Benefit and Deferred Compensation Plans

Bell sponsors a qualified, trusteed, savings and profit sharing plan for eligible employees, which includes employees of Graphics. Employees must contribute at least 1% of their annual compensation to participate in the plan. Bell's contributions to the plan are determined by the Board of Directors. The Company's allocated share of contributions, determined based on the number of Graphics' employees to total Bell employees, was approximately $60,000 and $135,000 for the six months ended June 30, 1998 and for the year ended December 31, 1997, respectively.

Bell sponsors deferred compensation plans for certain directors, officers and other key employees, which includes certain employees of Graphics. Expenses associated with the deferred compensation element of these plans were not significant to Graphics.

Bell provides postretirement medical coverage for qualifying employees, including employees of Graphics, who were employed prior to January 1, 1998. Annual costs and accumulated and vested benefit obligations relating to postretirement medical benefits were not significant to Graphics.


NOTE 5: Leases

At December 31, 1997, the Company had operating leases on certain of its facilities and equipment expiring in various years through 2001. Rent expense pertaining to operating leases was $546,000 and $1,114,000 for the six months ended June 30, 1998 and for the year ended December 31, 1997, respectively.

Minimum annual rentals on operating leases in effect at December 31, 1997 are as follows (in thousands):

   1998         $  776
   1999            462
   2000            258
   2001             20
-----------------------
                $1,516
=======================

Subsequent to December 31, 1997, certain leases were amended or extended resulting in additional minimum annual rentals through 2003 of $1,102,000.

Bell Industries, Inc. -
Graphics Imaging Group
Notes to Financial Statements
--------------------------------------------------------------------------------
NOTE 6: Commitments and Contingencies

The Company is involved in litigation incidental to its business. In the opinion of management, the expected outcome of such litigation will not materially affect the Company's financial position or results of operations.


NOTE 7: Subsequent Event

On August 28, 1998, PSC and Bell entered into an Asset Purchase Agreement (the "Agreement") whereby substantially all Graphics assets and liabilities would be purchased or assumed by PSC. This transaction closed on September 14, 1998 in accordance with the provisions of the Agreement.

Item 7(b)   Pro forma Financial Information

The following unaudited pro forma condensed balance sheet as of June 30, 1998 gives effect to the acquisition of GASG as if the purchase had been consummated on June 30, 1998. The unaudited pro forma condensed statement of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 gives effect to the combination as if the purchase had been consummated at the beginning of such periods. These unaudited pro forma financial statements have been prepared based on PrimeSource Corporation's (PrimeSource) financial statements and the financial statements of GASG included under Item 7(a) above. These unaudited pro forma financial statements are not necessarily indicative of the results that actually would have occurred if the combination had taken place during such periods or which may be attained in the future.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
(Unaudited)

                                                                       June 30, 1998
                                                  ----------------------------------------------------
                                                                                Pro Forma
                                                  PrimeSource     GASG(1)  Adjustments(2)    Combined
                                                  ----------------------------------------------------
                                                                    (Dollars in thousands)
ASSETS
Current Assets
  Cash ........................................      $      0    $    212                    $    212
  Receivables .................................        65,242      21,853                      87,095
  Inventories .................................        49,402      19,345                      68,747
  Other current assets ........................         4,305         351                       4,656
------------------------------------------------------------------------------------------------------
  Total Current Assets ........................       118,949      41,761                     160,710

Property, plant and equipment, net ............        12,251       1,102    $    (25) (e)     13,328
Goodwill ......................................         4,484       2,960      (2,960) (b)
                                                                               13,200  (d)
                                                                                   25  (e)     17,709
Other assets ..................................         3,467         154                       3,621
------------------------------------------------------------------------------------------------------

Total Assets ..................................      $139,151    $ 45,977    $ 10,240        $195,368
======================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current portion of long-term debt ...........      $  1,327                                $  1,327
  Accounts payable ............................        32,373    $ 10,455                      42,828
  Payable to Bell .............................                              $ 21,253 (c)      21,253
  Book overdraft ..............................         5,293                                   5,293
  Other accrued liabilities ...................         8,359       1,875         700 (c)      10,934
------------------------------------------------------------------------------------------------------
  Total Current Liabilities ...................        47,352      12,330      21,953          81,635
------------------------------------------------------------------------------------------------------
Long-term obligations, net of current portion .        33,168                  21,934 (c)      55,102
Accrued pension and other liabilities .........         4,228                                   4,228
------------------------------------------------------------------------------------------------------

Total Liabilities .............................        84,748      12,330      43,887         140,965
------------------------------------------------------------------------------------------------------

 Shareholders' Equity
   Common stock ................................           65                                      65
   Additional paid-in capital ..................       25,647                                  25,647
   Retained earnings ...........................       28,691                                  28,691
   Parent company investment ...................                   33,647     (33,647)(a)           0
------------------------------------------------------------------------------------------------------

   Total Shareholders' Equity ..................       54,403      33,647     (33,647)         54,403
------------------------------------------------------------------------------------------------------

Total Liabilities and Shareholders' Equity .....     $139,151    $ 45,977    $ 10,240        $195,368
======================================================================================================

 PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
 (Unaudited)


                                                For the six months ended June 30, 1998
                                    ------------------------------------------------------
                                                                    Pro Forma
                                     PrimeSource      GASG(1)   Adjustments(3)   Combined
                                    ------------------------------------------------------
                                                        (Dollars in thousands)

Sales ..............................   $ 206,374    $  71,474                    $ 277,848
Cost of Sales ......................     168,344       59,962                      228,306
-------------------------------------------------------------------------------------------

Gross Margin .......................      38,030       11,512                       49,542

Selling and administrative expenses       31,586        7,305                       38,891
Depreciation and amortization ......       1,123          380     $     274 (a)      1,777
Allocated expenses .................                    1,516          (343)(b)      1,173
-------------------------------------------------------------------------------------------

Income From Operations .............       5,321        2,311            69          7,701

Interest expense ...................      (1,454)                    (1,536)(c)     (2,990)
Other income-net ...................         180                                       180
-------------------------------------------------------------------------------------------

Income Before Income Taxes .........       4,047        2,311        (1,467)         4,891

Income tax expense (benefit) .......       1,665          971          (576)(d)      2,060
-------------------------------------------------------------------------------------------


Net income..........................   $   2,382    $   1,340     $    (891)     $   2,831
===========================================================================================

Net income per share:
    Basic ..........................   $     .37                                 $     .43
    Diluted ........................         .36                                       .42
===========================================================================================

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
 (Unaudited)


                                            For the year ended December 31, 1997
                                    ------------------------------------------------------
                                                                    Pro Forma
                                     PrimeSource      GASG(1)   Adjustments(3)   Combined
                                    ------------------------------------------------------
                                                    (Dollars in thousands)

Sales ..............................   $ 414,867    $ 156,288                    $ 571,155
Cost of Sales ......................     343,116      131,724                      474,840
-------------------------------------------------------------------------------------------

Gross Margin .......................      71,751       24,564                       96,315

Selling and administrative expenses       60,845       17,334                       78,179
Depreciation and amortization ......       2,412          834     $     561 (a)      3,807
Allocated expenses .................                    2,721          (749)(b)      1,972
-------------------------------------------------------------------------------------------

Income From Operations .............       8,494        3,675           188         12,357

Interest expense ...................      (2,913)                    (3,072)(c)     (5,985)
Gain on sale of capital lease ......       3,658                                     3,658
Loss on business divestiture .......        (401)                                     (401)
Other income-net ...................         515                                       515
-------------------------------------------------------------------------------------------

Income Before Income Taxes .........       9,353        3,675        (2,884)        10,144

Income tax expense (benefit) .......       3,862        1,564        (1,133)(d)      4,293
-------------------------------------------------------------------------------------------


Net income..........................   $   5,491    $   2,111     $  (1,751)     $   5,851
===========================================================================================

Net income per share:
    Basic ..........................   $     .84                                 $     .90
    Diluted ........................         .83                                       .88
===========================================================================================

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


NOTE 1 PRO FORMA HISTORICAL ACCOUNTS
       Represents the historical accounts of GASG for each of the periods presented as shown in the financial statements presented under Item 7(a) above.

NOTE 2 PRO FORMA CONDENSED BALANCE SHEET - ADJUSTMENTS

       (a) Eliminate GASG parent company investment.

       (b) Eliminate GASG historical goodwill.

       (c) Record cost of acquisition as follows(in thousands):
           Additional debt ..................................   $21,934
           Payable to Bell, payable within 90 days of closing    21,253
           Accrued acquisition expenses .....................       700
           -------------------------------------------------------------

           Total ............................................   $43,887
           =============================================================

       (d) Record goodwill on acquisition

       (e) Adjust tangible assets to fair value.

NOTE 3 PRO FORMA CONDENSED RESULTS OF OPERATIONS-ADJUSTMENTS (in thousands)



                                                              Six Months Ended          Year Ended
                                                                 June 30, 1998   December 31, 1998
                                                             --------------------------------------

     (a) Adjust selling and administrative expenses
         Eliminate GASG historical goodwill amortization.....          ($   57)            ($  100)
         Add amortization of goodwill on acquisition ........              331                 661
         ------------------------------------------------------------------------------------------
         Adjustment to selling and administrative expenses.....         $  274              $  561
         ==========================================================================================

     (b) Eliminate interest charge in GASG allocated expenses          ($  343)            ($  749)
         ==========================================================================================

     (c) Record interest expense on acquisition..............          ($1,536)            ($3,072)
         ==========================================================================================

     (d) Record tax provision on pro forma adjustments ......          ($  576)            ($1,133)
         ==========================================================================================

EXHIBITS

Exhibit No.              Name of Exhibit
----------              ---------------------------------------

   2                     ASSET PURCHASE AGREEMENT


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             PRIMESOURCE CORPORATION
                                  (REGISTRANT)


       BY                           /s/ WILLIAM A. DEMARCO
                                    William A. Demarco
                                    Vice President of Finance and
                                    Chief Financial Officer


       DATE                          November 25, 1998